EXECUTION COPY

AMENDMENT NO. 1 TO 364-DAY CREDIT AGREEMENT

Dated as of December 9, 2020

to

364-DAY CREDIT AGREEMENT

Dated as of June 1, 2020

THIS AMENDMENT NO. 1 TO 364-DAY Credit Agreement (“Amendment”) is made as of December 9, 2020 (the “Effective Date”) by and among Harley-Davidson, Inc., a Wisconsin corporation (“Harley”), Harley-Davidson Financial Services, Inc., a Delaware corporation (“HDFS”, and together with Harley, collectively, the “Borrowers”), the financial institutions listed on the signature pages hereof and Toronto Dominion (Texas) LLC, as Global Administrative Agent (the “Administrative Agent”), under that certain 364-Day Credit Agreement dated as of June 1, 2020 by and among the Borrowers and Harley-Davidson Credit Corp., a Nevada corporation, as the Guarantor, the Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized definitional terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrowers have requested that (i) certain consents be provided by certain Lenders in respect of certain outstanding Bid Rate Loans and (ii) certain modifications be made to the Credit Agreement; and
WHEREAS, the Borrowers, the applicable Lenders party hereto and the Administrative Agent have agreed to (i) provide such consents and (ii) amend the Credit Agreement on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the applicable Lenders party hereto and the Administrative Agent hereby (i) provide the following consents and (ii) agree to the following amendments to the Credit Agreement.
1.Consents Regarding Outstanding Bid Rate Loans. As of the date hereof, (i) a Bid Rate Loan in the principal amount of $75,000,000 made by The Toronto-Dominion Bank, New York Branch (“TD”) to HDFS is outstanding (such Bid Rate Loan, the “Specified TD Bid Rate Loan”) and (ii) a Bid Rate Loan in the principal amount of $75,000,000 made by MUFG Union Bank, N.A. (“MUFG”) to HDFS is outstanding (such Bid Rate Loan, the “Specified MUFG Bid Rate Loan” and, together with the Specified TD Bid Rate Loan, the “Specified Bid Rate Loans”). Each of TD, in its capacity as the Lender in respect of the Specified TD Bid Rate Loan, and MUFG, in its capacity as the Lender in respect of the Specified MUFG Bid Rate Loan, is referred to in this Amendment as a “Specified Bid Rate Lender” in respect of its Specified Bid Rate Loan. Each Specified Bid Rate Lender, pursuant to the terms of Section 2.10(f) of the Credit Agreement, consents to the prepayment of its Specified Bid Rate Loan on the Effective Date.
2.Amendments to Credit Agreement. Effective as of the Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
a.Section 2.4(c) of the Credit Agreement is amended and restated in its entirety as follows:
“(c) The Commitment of any Syndicated Global Lender that makes a Bid Rate Loan to any Borrower shall be immediately, permanently and irrevocably reduced on a dollar for dollar basis by the principal amount of such Bid Rate Loan at the time such Bid Rate Loan is made to the applicable Borrower unless such Syndicated Global Lender subsequently agrees in writing pursuant to an amendment to this Agreement to increase its Commitment to an amount agreed to by such Syndicated Global Lender.”
a.Section 5.1.6 of the Credit Agreement is amended and restated in its entirety as follows:
“5.1.6 Material Adverse Change. Since December 31, 2019, there has been no Material Adverse Change (excluding, for the avoidance of doubt, changes or effects directly arising out of or otherwise directly related to the impact of the COVID-19 pandemic on Harley’s operations, as described in Harley’s press release dated March 18, 2020, Harley’s Current Report on Form 8-K filed with the Commission on March 26, 2020 and Harley’s Quarterly Reports on Form 10-Q filed with the Commission on May 7, 2020, August 6, 2020 and November 5, 2020).”
a.Each of The Toronto-Dominion Bank, New York Branch and MUFG Union Bank, N.A. (each, an “Increasing Lender” and, collectively, the “Increasing Lenders”) agrees that its Commitment under the Credit Agreement is increased from $0 to $75,000,000.
3.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received:
a.Counterparts of this Amendment duly executed by each Borrower, each of the Specified Bid Rate Lenders, each of the Increasing Lenders, the Required Lenders and the Administrative Agent and counterparts of the Consent and Reaffirmation attached hereto duly executed by the Guarantor.
b.Evidence reasonably satisfactory to the Administrative Agent that the entire outstanding principal amount of each Specified Bid Rate Loan, and all accrued interest in respect thereof, has been repaid to the relevant Specified Bid Rate Lender (which evidence may be in the form of an email from such Specified Bid Rate Lender to the Administrative Agent confirming such repayment).
c.Payment and/or reimbursement of the reasonable fees and expenses of the Administrative Agent and its affiliates (including, to the extent invoiced, reasonable fees and expenses of one U.S. counsel for the Administrative Agent) in connection with this Amendment and the Loan Documents to the extent invoices have been provided to Harley at least one (1) Business Day in advance of the Effective Date.
4.Representations and Warranties of each Borrower. Each Borrower hereby represents and warrants to the Lenders and the Administrative Agent on the date hereof as follows:
a.This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms (subject to the effect of bankruptcy and other similar laws affecting creditors’ rights generally and general principles of equity).
b.As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Unmatured Default has occurred and is continuing and (ii) the representations and warranties of such Borrower contained in Article V of the Credit Agreement, as amended hereby, are true and correct in all material respects as of the Effective Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date.
5.Reference to and Effect on the Credit Agreement.
a.Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
b.Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

c.Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
d.This Amendment shall be a Loan Document.
6.Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, but giving effect to federal laws applicable to banks.
7.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
HARLEY-DAVIDSON, INC.,
as a Borrower

By:/s/ J. Darrell Thomas
Name: J. Darrell Thomas
Title: Vice President and Treasurer

HARLEY-DAVIDSON FINANCIAL SERVICES, INC.,
as a Borrower

By:/s/ J. Darrell Thomas
Name: J. Darrell Thomas
Title: Vice President and Treasurer

TORONTO DOMINION (TEXAS) LLC,
as Global Administrative Agent

By:/s/ Annie Dorval
Name:Annie Dorval
Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender, a Specified Bid Rate Lender and an Increasing Lender

By:/s/ Annie Dorval
Name:Annie Dorval
Title: Authorized Signatory

MUFG UNION BANK, N.A.,
as a Lender, a Specified Bid Rate Lender and an Increasing Lender

By:/s/ John Margetanski
Name: John Margetanski
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:/s/ Joshua Feldman
Name: Joshua Feldman
Title: Senior Vice President

BARCLAYS BANK PLC,
as a Lender

By:/s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

MIZUHO BANK, LTD.,
as a Lender

By:/s/ Donna DeMagistris
Name:Donna DeMagistris
Title: Authorized Signatory

BANK OF AMERICA, N.A.,
as a Lender

By:/s/ Steven K. Kessler
Name: Steven K. Kessler
Title: Senior Vice President

CONSENT AND REAFFIRMATION

The undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the 364-Day Credit Agreement dated as of June 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Harley-Davidson, Inc., a Wisconsin corporation (“Harley”), Harley-Davidson Financial Services, Inc., a Delaware corporation (“HDFS”, and together with Harley, collectively, the “Borrowers”) and Harley-Davidson Credit Corp., a Nevada corporation, as Guarantor, the Lenders and Toronto Dominion (Texas) LLC, as Global Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of December 9, 2020 and is by and among the Borrowers, the financial institutions listed on the signature pages thereof and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the undersigned consents to the Amendment and reaffirms the terms and conditions of the Guarantee and any other Loan Document executed by it and acknowledges and agrees that each and every Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated.

Dated December 9, 2020
[Signature Page Follows]

IN WITNESS WHEREOF, this Consent and Reaffirmation has been duly executed as of the day and year above written.

HARLEY-DAVIDSON CREDIT CORP. By:___________________________________ Name: Title:
HARLEY-DAVIDSON CREDIT CORP.

By:/s/ J. Darrell Thomas
Name: J. Darrell Thomas
Title: Vice President and Treasurer

HARLEY-DAVIDSON CREDIT CORP. By:___________________________________ Name: Title: